Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Bowlin Outdoor Advertising
     & Travel Centers Incorporated:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data," "Experts" and "Changes in Registrant's Certifying Accountants" in the prospectus.

                                                       KPMG Peat Marwick LLP

Albuquerque, New Mexico

November 18, 1996